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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Health, Inc.
San Francisco, CA

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated April 9, 2018, relating to the financial statements of Jaguar Health, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

BDO USA, LLP
San Francisco, CA

April 12, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm